UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AUBURN NATIONAL BANCORPORATION, INC

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                                                  March 29, 2023

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of Auburn National Bancorporation, Inc., to be held at the AuburnBank Center, 100 North Gay Street, Auburn, Alabama, on May 9, 2023, at 3:00 P.M., local time (collectively, with any adjournments or postponements thereof, the “Meeting”).

The Notice of Meeting, Proxy Statement and Proxy are enclosed. We hope you can attend and vote your shares in person. In any case, please complete the enclosed Proxy and return it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

Prior to the meeting, a reception will be held from 2:30 p.m. to 3:00 p.m. in the AuburnBank Center. We hope you can join us!

We thank you for your support this past year, and we encourage you to review our Annual Report. If you have any questions about the Proxy Statement or the Annual Report, please call or write us.

Sincerely,

/s/ Robert W. Dumas

Robert W. Dumas

Chairman of the Board

AUBURN NATIONAL BANCORPORATION, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2023

Notice is hereby given that the 2023 Annual Meeting of Shareholders of Auburn National Bancorporation, Inc. (the “Company”) will be held at the AuburnBank Center, 100 North Gay Street, Auburn, Alabama on Tuesday, May 9, 2023, at 3:00 P.M., local time (collectively, with any adjournments or postponements thereof, the “Meeting”), for the following purposes:

1.	Election of Directors. To elect 10 nominees to serve on the Board of Directors for a one-year term;

2.

Advisory Vote on Executive Compensation. To approve, on a non-binding, advisory basis, the compensation of the Company’s “named executive officers” as disclosed in the proxy statement that accompanies this notice;

3.	Ratification of Auditors. To ratify the appointment of Elliott Davis LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and

4.	Other Business. To transact such other business as may properly come before the Meeting.

Only shareholders of record at the close of business on March 20, 2023, are entitled to notice of and to vote at the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

By Order of the Board of Directors,

/s/ C. Wayne Alderman
C. Wayne Alderman
Secretary

March 29, 2023

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE TRANSFER AGENT IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY WRITTEN BALLOT IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON TUESDAY, MAY 9, 2023

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS

ARE AVAILABLE AT WWW.AUBNPROXY.COM

AND OUR COMPANY’S WEBSITE WWW.AUBURNBANK.COM

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF

AUBURN NATIONAL BANCORPORATION, INC.

TO BE HELD MAY 9, 2023

General

This Proxy Statement is being furnished to shareholders of Auburn National Bancorporation, Inc. (the “Company”), a Delaware corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the outstanding shares of the Company’s $.01 par value Common Stock (“Common Stock”) for the 2023 Annual Meeting of Shareholders of the Company (collectively, with any adjournments or postponements, the “Meeting”). Unless the context otherwise requires, the term “Company” includes the Company’s subsidiary, AuburnBank (the “Bank”). The Company’s Common Stock is listed on the Nasdaq Global Market under the symbol “AUBN.”

The Meeting is being held to consider and vote upon: (i) the election of 10 nominees for election to the Board of Directors for one-year terms; (ii) on a non-binding, advisory basis, the compensation of the Company’s “named executive officers” (defined below) as disclosed in this Proxy Statement (a “say-on-pay proposal”); (iii) the ratification of the appointment of Elliott Davis LLC (“Elliott Davis”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and (iv) such other matters as may properly come before the Meeting.

The Company’s Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

This Proxy Statement and the Proxy are first being provided on or about March 29, 2023, to Company shareholders of record as of the close of business on March 20, 2023 (the “Record Date”). The Company’s 2022 Annual Report (the “Annual Report”), including financial statements for the fiscal year ended December 31, 2022, can be found by clicking the heading “About Us” on the Company’s website, www.auburnbank.com, and then clicking on “Investor Relations.”

Each shareholder is entitled to one vote on each proposal for each share of Common Stock held as of the Record Date. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions (including votes to withhold authority to vote in certain cases), will be counted as shares present, and a quorum will exist if a majority of the shares issued and outstanding and entitled to vote at the meeting are present or represented by proxy. Under Delaware law, the vote required for the election of directors is a plurality of the votes cast by the shares present or represented by proxy, at the Meeting and entitled to vote on the election of directors, provided a quorum is present. Consequently, with respect to the election of directors, “withhold” votes and broker non-votes will not be counted in determining whether the director has received the requisite number of votes for approval as they are not considered votes cast.

A “broker non-vote” occurs when a broker, dealer, bank, or voting trustee or their nominee who can be identified as a record holder of Common Stock holding shares in “street name” for a beneficial owner of Common Stock does not vote on a particular proposal because the record holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Brokers (and other similar record holders) that have not received voting instructions from their clients cannot vote on their clients’ behalf on the election of directors, or the say-on-pay proposal, but may, although they are not required to, vote their clients’ shares on the ratification of the appointment of the independent registered public accounting firm.

The say-on-pay proposal included on the ballot is only a non-binding, advisory vote. This means that the Board of Directors will not be required to take any action on this matter regardless of the number of shares voted in favor of or against the proposal. However, the Board of Directors wants to understand the view of the Company’s shareholders on the Company’s executive compensation program, so your consideration and vote on this matter will be taken seriously by the Board of Directors. Approval of the say-on-pay proposal requires the affirmative vote of the majority of shares present or represented by proxy, and entitled to vote at the Meeting (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as a vote “against” the proposal, and broker non-votes will not be counted in determining whether the proposal received the requisite number of votes for approval.

The vote required for the ratification of the appointment of Elliott Davis as the Company’s independent registered public accounting firm is the affirmative vote of a majority of shares present or represented by proxy, and entitled to vote at the Meeting (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). With respect to any such proposal, you may vote in favor of or against the item or you may abstain from voting. Any proxy marked “abstain” with respect to such proposal will have the effect of a vote “against” the proposal. As discussed above, please note that banks and brokers (and other similar record holders) that have not received voting instructions from their clients may vote their clients’ shares on the ratification of the appointment of Elliott Davis.

Unless otherwise required by the Company’s Certificate of Incorporation or Amended and Restated Bylaws (“Bylaws”), or by the Delaware General Corporation Law or other applicable law, any other proposal that is properly brought before the Meeting will require the affirmative vote of the majority of shares present or represented by proxy, and entitled to vote at the Meeting (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). With respect to any such proposal, abstentions will have the same effect as a vote “against” the proposal, and broker non-votes will not be counted in determining whether such proposal has received the requisite number of votes for approval.

The Company’s principal executive offices are located at 100 N. Gay Street, Auburn, Alabama 36830, and its telephone number is (334) 821-9200. The Company maintains an internet website at www.auburnbank.com.

Record Date, Solicitation and Revocability of Proxies

The Record Date for the Meeting has been set as the close of business on March 20, 2023. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to vote at the Meeting. At the close of business on such date, there were approximately 3,500,879 shares of Common Stock issued and outstanding, which were held by approximately 359 shareholders of record.

Shares of Common Stock represented by a properly executed Proxy, if such Proxy is received in time and is not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxy. If you properly execute and return your Proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the Meeting, or if your voting instructions are unclear, your shares will be voted in accordance with the recommendation of the Board of Directors as to all such matters. Specifically, your shares will be voted FOR the election of all director nominees, FOR the advisory approval of the say-on-pay proposal, FOR the ratification of the appointment of Elliott Davis as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; as well as in the discretion of the persons named as proxies on all other matters that may properly come before the Meeting.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Company’s Secretary, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person by written ballot. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Auburn National Bancorporation, Inc., P.O. Box 3110, Auburn, Alabama 36831-3110, Attention: C. Wayne Alderman, Secretary.

Proxy Solicitation Costs

The cost of soliciting Proxies for the Meeting will be paid by the Company. The Company’s officers may also solicit proxies by telephone or otherwise, but will not receive additional compensation for these activities. In addition to the solicitation of shareholders of record by mail, telephone, facsimile, or personal contact, the Company may also make arrangements with brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock to forward this proxy statement and the 2022 Annual Report to beneficial owners of Common Stock. The Company will reimburse them for the reasonable expenses in connection with these services.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

Ten current directors have been nominated to serve on the Company’s Board of Directors for one-year terms expiring at the Company’s next scheduled annual meeting of shareholders and until their successors have been elected and qualified. All the nominees for director are current directors of the Company, and all have agreed to serve, if elected.

Proxies cannot be voted for more than the 10 nominees. Cumulative voting for directors is not permitted. All shares represented by valid Proxies received and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the election of all 10 nominees listed below. In the unanticipated event that any nominee is unable to serve, the persons designated as proxy holders will cast votes for the remaining nominees and for such other replacements as may be nominated by the Company’s Board of Directors.

The nominees have been nominated by the Company’s Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee, and the Board unanimously recommends a vote “FOR” the election of all 10 nominees listed below.

Information about Nominees for Directors and Executive Officers

The following table sets forth the name and age of each nominee for director, a brief description of his or her principal occupation and business experience, certain other directorships and how long he or she has been a director for the Company or the Bank. In addition, we have also provided a brief discussion of the specific experience, qualifications, attributes or skills that led to the Nominating and Corporate Governance Committee’s conclusion that the nominee should serve as one of our directors. Except for Robert W. Dumas, Chairman of the Board of Directors of the Company and the Bank and David A. Hedges, President and CEO of the Company and the Bank, none of the nominees are employed by the Company or the Bank or any entity that is an affiliate of the Company or the Bank.

Name, Principal Occupation, Business Experience, Age, Directorships and Qualifications	Director Since

C. Wayne Alderman	2004

Dean and Professor Emeritus, former Dean of Enrollment Services and former Dean, College of Business, Auburn University; former Director of Financial Operations of the Bank from 2000 to 2007; employed by Auburn University from 1979 to 2022. Dr. Alderman is 72.

Dr. Alderman, a certified public accountant and former Torchmark Professor of Accounting at Auburn University, has strategic planning expertise, public accounting and risk and general management knowledge to the Board. He also has valuable insight and banking knowledge as a result of his service as the Bank’s Director of Financial Operations from 2000 to 2007, in addition to serving as a director of the Bank since 1993.

Terry W. Andrus	1998

Retired President and Chief Executive Officer of the East Alabama Medical Center from 1984 to 2018; Director of 340B Health, Former Director of Blue Cross/Blue Shield of Alabama. Mr. Andrus is 71.

Mr. Andrus has executive decision-making, financial expertise, and business-building skills from his past service as the Chief Executive Officer of a regional hospital. Mr. Andrus also has served as Chairman of the Alabama Hospital Association. He possesses banking knowledge through his service as a director of the Bank since 1991.

Name, Principal Occupation, Business Experience, Age, Directorships and Qualifications	Director Since

J. Tutt Barrett	2010

Mr. Barrett is a senior partner in the law firm of Dean & Barrett, located in Opelika, Alabama, where he has worked since 1992. Mr. Barrett is 71.

Mr. Barrett brings a wealth of legal and risk management skills to the Board. He also provides governance skills and experience gained through his service on the boards of various charitable organizations. In addition, Mr. Barrett served on one of the Bank’s local advisory boards from 1991 to 2010.

Laura J. Cooper	2020

Executive Director of Lee County Youth Development Center in Opelika, Alabama since 2000. She has held various positions with the Lee County Youth Development Center since 1987. Ms. Cooper is 64.

Ms. Cooper has extensive executive experience as head of a large non-profit in Lee County Alabama. She also currently serves on the Auburn Industrial Development Board of Directors, the Opelika Chamber of Commerce Board of Directors, and the Auburn University Human Development and Family Studies Advisory Council. Ms. Cooper has held numerous other leadership positions, including her past service as President of the Auburn City School Board, Chairperson of the Auburn Chamber of Commerce Board, Chairperson of the United Way of Lee County Board, and as a member of the Auburn University College of Education Advisory Council. Ms. Cooper provides a unique perspective to the Board of Directors regarding the financial needs of the local community.

Robert W. Dumas	2001

Chairman of the Board of the Company and the Bank since January 2020; President and CEO of the Company from 2017 to December 31, 2022 and the Bank from 2001 to December 31, 2022; Vice Chairman of the Company and the Bank from 2013 until his election as the Chairman; President and Chief Lending Officer of the Bank from 1998 to 2001. He has been employed by the Bank since 1984; and is a Director of East Alabama Medical Center. Mr. Dumas is 69.

Mr. Dumas brings valuable insight and knowledge to the Board as a result of his service as President and CEO of the Company and the Bank. Mr. Dumas currently serves as a trustee or director of the Auburn University Board of Trustees where he currently is President Pro Tempore, the Auburn Research and Technology Board of Directors, the Alabama Bankers Association Board of Directors, and recently ended a term on the Federal Reserve Bank of Atlanta Board of Directors. He has held numerous other positions in professional leadership, including his service as President and Chairman of the Alabama Bankers Association and a member of the Auburn University Business Advisory Council. Mr. Dumas has valuable knowledge from his 46 years of service in the banking industry, including serving as a director of the Bank since 1997.

William F. Ham, Jr.	2004

Former Mayor of City of Auburn from 1998 to 2018; owner of Varsity Enterprises, a company providing coin laundry services, since 1977. Mr. Ham is 69.

Mr. Ham brings a wealth of business-building skills and community knowledge to the Board as a result of his experience as an entrepreneur and as the former Mayor of City of Auburn. He also has valuable knowledge through his service as a director of the Bank since 1993.

Name, Principal Occupation, Business Experience, Age, Directorships and Qualifications	Director Since

David A. Hedges	2022

President and Chief Executive Officer of the Company and the Bank since January 1, 2023; formerly Executive Vice President and Chief Financial Officer of the Company and the Bank since December 2015; and various other positions with the Company and Bank since 2006. Mr. Hedges is 44.

Mr. Hedges brings valuable knowledge and insight to the Board as a result of his service as Executive Vice President and Chief Financial Officer of the Company and the Bank. He has demonstrated a thorough and thoughtful approach to strategy, execution, and service to employees, customers, shareholders and the community. Prior to joining the Company, Mr. Hedges worked at KPMG LLP in their financial services audit practice from 2002 to 2006.

David E. Housel	2004

Director of Athletics Emeritus at Auburn University since January 2006; Director of Athletics at Auburn University from 1994 to January 2006. He was employed by Auburn University from 1970 to 2006. Mr. Housel is 76.

Mr. Housel brings valuable business, public relations, and strategic planning skills to the Board through his previous experience managing a major collegiate athletic program with numerous employees and supervising multi-million dollar budgets. He also possesses banking knowledge through his service as a director of the Bank since 1997.

Anne M. May	1990

Retired Partner, Machen & McChesney, LLP, an accounting firm located in Auburn, Alabama, from 1983 to 2018. Ms. May is 72.

Ms. May has valuable risk management skills, public accounting knowledge and expertise in compensation and tax compliance as a partner and former managing partner for a local accounting firm. She also possesses extensive banking knowledge through her service as a director of the Bank since 1982.

Edward Lee Spencer, III	2004

Director of the Company; former Vice President, Spencer Lumber Company; where he was employed from 1973 to 2006. Son of E. L. Spencer, Jr. Edward Lee Spencer, III is 67.

Mr. Edward Lee Spencer, III has valuable business insights and knowledge as a result of his previous management experience with Spencer Lumber Company, a supplier of building and construction materials. He also has valuable banking knowledge through his service as a director of the Bank since 1991.

CORPORATE GOVERNANCE

Board Leadership Structure

Robert W. Dumas serves as Chairman of the Company and the Bank, and was President and CEO of the Company and the Bank through December 31, 2022. The Board of Directors does not have a policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes this issue is part of the succession planning process and that it is in the best interests of the Company and our shareholders to retain the flexibility to combine or separate these functions. The Board believes there were a number of important advantages of combining the positions of Chairman and Chief Executive Officer, including the following:

•

Mr. Dumas has 39 years of experience at the Bank, including 21 years as President and Chief Executive Officer and 10 years as Vice Chairman and two years as Chairman of the Company and the Bank. He has the knowledge, expertise, and experience to understand the opportunities and challenges facing the Company, as well as the community and banking industry leadership and management experience and skills to promote and execute our values and strategy, particularly during the current economic environment;

•

Prior to retiring as President and CEO at the end of 2022, Mr. Dumas could lead Board discussions regarding our business and strategy, and provided unified leadership for the Company. His services as Chairman offers continuity and support for our management team and strategic advice;

•

The previous combination of the positions and Mr. Dumas’ continued service as Chairman since the end of 2022 creates a firm link between management and the Board and promotes the development and implementation of corporate strategy; and

•

Mr. Dumas’s continuing service as Chairman facilitates timely communication with the Board on critical business matters given the complexity of our business and his knowledge of our customers, communities and other stakeholders.

The Board believes that combining the positions of Chairman and Chief Executive Officer did not undermine the independence of the Board. The Company’s Board was comprised of Mr. Dumas and eight other directors prior to the election of Mr. Hedges in November 2022 as part of the Company’s and the Bank’s management succession plan. Seven directors currently are independent under Nasdaq’s listing standards, and one outside director is a strong community and business leader who has not served as an employee or officer of the Company or the Bank. Our corporate governance guidelines provide that the independent directors will meet at least semi-annually in executive session without management present.

The Company also has established an Independent Director Committee. Anne M. May is currently the chairperson of such committee and therefore is formally identified as the Lead Independent Director. The Lead Independent Director has broad responsibility and authority, including to:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors;

•	Call meetings of Independent Directors Committee; and

•	Serve as the principal liaison between the Chairman and the Independent Directors.

The Company believes the foregoing structure, policies and practices, when combined with the Company’s other governance policies and procedures, provide appropriate oversight, discussion and evaluation of decisions and direction from the Board of Directors.

Board’s Role in Risk Oversight

The Board of Directors maintains oversight responsibility of the management of the Company’s risks. A fundamental part of risk management is not only understanding the risks to the Company, and the actions needed to manage those risks, but also determining acceptable levels of risk for the Company. The full Board of Directors reviews enterprise risk management through or with the committees and with management.

While the Board of Directors maintains the ultimate oversight responsibility for risk management, the Board’s committees have these responsibilities for risk management oversight:

•

the Compensation Committee evaluates, with our senior officers, risks posed by our compensation programs and seeks to avoid compensation that may promote unnecessary or excessive risks and that does not reward performance consistent with applicable laws. The Compensation Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Compensation Committee”;

•

the Audit Committee oversees risks related to our financial statements, our compliance with legal and regulatory requirements, including transactions with insiders and affiliates, our financial reporting process and system of internal controls. The Audit Committee also evaluates the performance of our independent auditors and our internal auditing department. The Audit Committee periodically meets privately in separate executive sessions with management, our internal audit department, and the independent auditors. The Audit Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Audit Committee”; and

•

the Strategic Planning Committee reviews management and adjusts our risk assessment and appetite during the Company’s annual strategic planning process. The Strategic Planning Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Strategic Planning Committee”.

While each of these committees is responsible for evaluating and overseeing the management of these risks, the entire Board of Directors is informed through committee reports about such risks. In addition, each of the Company’s directors serves on the Bank’s Board of Directors. We believe that Board committees that report at the Bank level are critical to the Company’s risk management processes. These committees include the Director’s Loan Committee, Asset/Liability Committee, Information Technology/Information Security (“IT/IS”) Steering Committee, and Operations and Bank Secrecy Act (“BSA”) Committee. These committees each play a role in monitoring the following risks to the Bank and Company: credit, liquidity, interest rate, anti-money laundering and sanctions compliance, general compliance, and operational, reputational and information technology and systems security, including cybersecurity risks.

Director Nominating Process

The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, monitors existing director qualifications and periodically examines the composition of the Company’s Board of Directors and determines whether the Board of Directors would better serve its purposes with the addition of one or more directors. This assessment includes, among other relevant factors, in the context of the perceived needs of the Board at that time, including experience and relevant knowledge, reputation, judgment, diversity and skills.

If the Nominating and Corporate Governance Committee determines that adding a new director is advisable or if a vacancy on the Board arises, the Nominating and Corporate Governance Committee initiates the search, working with other directors, management and, if it deems appropriate or necessary, a search firm retained to assist in the search. The Nominating and Corporate Governance Committee will consider all appropriate candidates proposed by management, directors and shareholders.

Information regarding potential candidates is presented to the Nominating and Corporate Governance Committee, which then evaluates the candidates based on the needs of the Board of Directors at that time as described above. Nominees for directors are considered on the basis of various factors, including their character, experience, skills, and knowledge of our communities. We seek a Board of Directors with a majority of independent directors with a range of complementary experiences and diversity, including persons with the expertise and qualifications required by our Audit and Compensation Committees. Potential candidates are evaluated according to the same criteria, regardless of whether the candidate was recommended by the Nominating and Corporate Governance Committee, a shareholder, another director, management or another third party. The Nominating and Corporate Governance Committee then meets to consider the selected candidate(s) and submits the approved candidate(s) to the full Board of Directors for approval and recommendation to the shareholders.

The director nomination process is designed so that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value. The Board and the Nominating and Corporate Governance Committee’s goal with regard to the consideration of diversity in identifying director nominees is to assemble a group of directors with deep, varied experiences, sound judgment and commitment to the Company’s success.

In 2021, Nasdaq amended its listing rules to require diverse board composition and disclosure of specified diversity metrics, subject to certain exceptions and transition periods. In accordance with Nasdaq rules, the table below provides the composition of the Company’s Board of Directors based on voluntary self-identification of gender identity and other demographics. Each of the categories listed in the table has the meaning as it is used in the Nasdaq rules and related guidance and instructions.

Board Diversity Matrix (as of March 29, 2023)

	Female	Male	Total
Part I: Gender Identity
Directors	2	8	10

Part II: Demographic Background
African American or Black	1	—	1
White	1	8	9

Shareholder Nominations

Subject to the requirements of the Company’s Certificate of Incorporation and Amended and Restated Bylaws, as well as any requirements of law or regulation, any shareholder entitled to vote for the election of directors may recommend a director nominee. Advance notice of such proposed nomination must be received by the Secretary of the Company not less than 21 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors. Nominations should be submitted in writing to the Secretary of the Company specifying the nominee’s name and other required information set forth in the Company’s Bylaws. In 2022, there were no shareholder recommendations received, and no third party search firms were used to identify director candidates.

Shareholder Communications

Shareholders who wish to communicate with the Board, or any individual director or group of directors, may do so by sending written communications addressed to: Board of Directors of Auburn National Bancorporation, Inc., c/o C. Wayne Alderman, Secretary, Auburn National Bancorporation, Inc., 100 N. Gay Street, P.O. Box 3110, Auburn, Alabama, 36831-3110. All information will be compiled by the Secretary of the Company and submitted to the Board of Directors or each applicable director at the next regular meeting of the Board of Directors.

Meetings of the Board of Directors

The Boards of Directors of the Company and the Bank, as well as the committees of the Company’s and Bank’s Boards of Directors, generally hold meetings in tandem. The Company’s Board of Directors held 12 meetings during 2022. All directors attended at least 75% of the aggregate of all meetings of the Company’s Board of Directors and each committee on which they served. All of the Company’s directors are encouraged to attend the Company’s annual meetings of shareholders. All of the Company’s directors attended the 2022 Annual Meeting of Shareholders.

Committees of the Board of Directors

In accordance with the Company’s Corporate Governance Guidelines or Bylaws, the Company’s Board has established the committees described below. As of March 29, 2023, the members of each committee are identified below:

Director Name	Audit	Compensation	Nominating & Corporate Governance	Independent Directors	Executive	Strategic Planning	Property
Alderman	✓			✓	✓	✓
Andrus	✓(C)	✓	✓(C)	✓		✓
Barrett	✓	✓	✓	✓			✓
Cooper*
Dumas					✓(C)	✓(C)	✓(C)
Ham, Jr.	✓			✓			✓
Hedges					✓	✓	✓
Housel	✓	✓		✓		✓
May		✓(C)	✓	✓(C)	✓	✓	✓
Spencer, III							✓

(C)	Chairman

*

Although Mrs. Cooper does not currently serve on any committees at the Company level, she serves on several committees at the Bank level, including: IT/IS Steering Committee, Operations Committee and Asset/Liability Committee.

Audit Committee

The Audit Committee has the responsibilities set forth in the Audit Committee Charter, including reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It appoints independent auditors, reviews and approves their audit plan and reviews with the independent auditors the results of the audit and management’s response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. All members of the Audit Committee are “independent directors,” as defined in the Nasdaq listing standards, and meet the independence criteria set forth in SEC Rule 10A-3(b)(1) and the financial literacy requirements of the Nasdaq listing standards and SEC regulations. The audit committee has the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. This committee held 14 meetings in 2022. The Board of Directors has determined that C. Wayne Alderman and Terry W. Andrus, members of the Audit Committee, are “audit committee financial experts,” as defined by SEC rules.

Compensation Committee

The Compensation Committee Charter authorizes the Compensation Committee to review, recommend and approve the compensation of the Chief Executive Officer, other executive officers and other key employees of the Company and the Bank; evaluate the Company’s incentive compensation plans, including any equity compensation plans; and select, interview and make hiring recommendations to the Board for the Chief Executive Officer position. In addition, the Committee approves changes to any Company personnel policy manuals or handbooks, and annually evaluates director compensation. Although it has not done so, the Compensation Committee may delegate authority to subcommittees consisting of one or more members, as it deems appropriate. The Compensation Committee may engage its own legal counsel and compensation consultants, funded by the Company. All current members of the Compensation Committee are “independent directors” as defined in the Nasdaq listing standards. This committee held two meetings in 2022.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s purpose is to identify individuals qualified to become members of the Company’s Board of Directors and recommend to the Board any director nominees. The Nominating and Corporate Governance Committee considers all appropriate candidates proposed by management, directors and shareholders. The Committee will consider all shareholder nominees that are submitted in accordance with the procedures described in the Shareholder Nominations section in this Proxy Statement. This committee also takes a leadership role in shaping corporate governance policies and practices of the Company. The responsibilities and duties of the Nominating and Corporate Governance Committee are more fully set out in the Nominating and Corporate Governance Committee Charter. All members of the Nominating and Corporate Governance Committee are “independent directors” as defined in the Nasdaq listing standards. The Nominating and Corporate Governance Committee held two meetings in 2022.

Independent Directors Committee

The Independent Directors Committee was formed to meet Nasdaq listing standards, which require that the Company’s independent directors meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Nasdaq listing standards also require that a majority of the Company’s directors be “independent directors.” The Board has affirmatively determined that all members of the Independent Directors Committee are independent directors. The Company’s Board of Directors has appointed Anne M. May to serve as the Board’s Lead Independent Director. This committee held three meetings in 2022.

Executive Committee

The Company’s Executive Committee is authorized to act in the absence of the Board of Directors on certain matters that require Board approval. This committee held one meeting during 2022.

Strategic Planning Committee

The Strategic Planning Committee evaluates potential acquisitions and the Company’s long-range goals and oversees the process and risk assessment used for the officers’ and directors’ strategic planning sessions. This committee held no meetings during 2022.

Property Committee

The Property Committee evaluates potential properties for expansion or branching activities. This committee held no meetings during 2022.

The Board of Directors has adopted a Code of Conduct and Ethics applicable to the Company’s directors, officers and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. The Code of Conduct and Ethics, as well as the charters for the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee, can be found by hovering over the heading “About Us” on the Company’s website, www.auburnbank.com, and then clicking on “Investor Relations”, and then clicking on “Governance Documents.” The Company posts any amendments to or waivers of, its Code of Conduct and Ethics at this location on the Company’s website. Any shareholder may make a written request for a copy of the Company’s Code of Conduct or the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee charters to Auburn National Bancorporation, Inc., 100 N. Gay Street, Auburn, Alabama 36830, Attention: Marla Kickliter, Senior Vice President of Compliance and Internal Audit. Requests may also be made via telephone by contacting Ms. Kickliter or Laura Carrington, Vice President of Human Resources, at (334) 821-9200. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on the Company’s website.

Board Compensation

In 2022, the Chairman received $2,000 and each director received $1,000, respectively, for each Board meeting attended, which will be the same for 2023. Generally, the Board of Directors of the Company and the Bank meet on the same day, and in such cases, a fee is paid for one board meeting only. In addition, members of the Audit Committee and the Compensation Committee of the Company, which also serve as the members of the Audit Committee and the Compensation Committee of the Bank, respectively, receive an additional fee of $250 for each committee meeting attended, while each Chairman of these committees receives $500 per meeting attended. Members of the Bank’s Loan Committee, Asset/Liability Committee and IT/IS Steering Committee receive $250 for each committee meeting attended, while each Chairman of these committees receives $500 per meeting attended. Committee chairs and members of the Bank’s Strategic Planning Committee and Property Committee receive $250 for each committee meeting attended. Fees are not paid for other committee meetings. The Company’s and the Bank’s directors may receive year-end cash bonuses based upon the Company’s financial performance. In 2022, aggregate fees paid to Company and Bank directors totaled approximately $240,000. The compensation of directors may be changed from time to time by the Board of Directors upon recommendation of the Compensation Committee, without shareholder approval.

The following table provides information concerning the compensation of the Company’s non-employee directors for 2022. Compensation paid to Robert W. Dumas and David A. Hedges for their service as directors is reported in the Summary Compensation Table on page 16.

Name	Fees Earned or Paid in Cash	Non-equity Incentive Plan Compensation(1)	Total
C. Wayne Alderman	$ 33,250	$ 3,650	$ 36,900
Terry W. Andrus	18,750	3,650	22,400
J. Tutt Barrett	26,000	3,650	29,650
Laura J. Cooper	13,500	3,650	17,150
William F. Ham, Jr.	20,000	3,650	23,650
David E. Housel	18,750	3,650	22,400
Anne M. May	18,000	3,650	21,650
Edward Lee Spencer, III	18,000	3,650	21,650

(1)	Amounts represent cash bonuses paid to the Company’s directors.

The Company did not grant any equity or non-equity incentive plan awards in 2022. There were no stock options exercised or stock awards vested in 2022.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The purpose of the Company’s compensation policies and procedures is to attract and retain experienced, highly qualified executives to promote our long-term success and shareholder value. The Board believes our compensation policies and procedures achieve this objective, and therefore recommend shareholders vote “FOR” the say-on-pay proposal through approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.”

This say-on-pay proposal gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers (identified below) by voting to approve or not approve such compensation as described in this Proxy Statement. This vote is advisory, which means that it is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

We have included this proposal in our Proxy Statement pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act”, and Section 14A of the Securities Exchange Act of 1934.

In last year’s Proxy Statement for the 2022 Annual Meeting, a similar advisory vote was requested by the Company. The results of last year’s vote were as follows:

	2022 Vote Count	Percent

For	1,601,979	98.6%
Against	13,482	0.8%
Abstain	9,557	0.6%

	1,625,018	100.0%

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. We encourage you to closely review the information we have provided under the caption “Executive Compensation” below.

The Board recommends you vote “FOR” the approval of this Resolution related to the compensation of the Company’s named executive officers.

EXECUTIVE OFFICERS

Executive officers of the Company and the Bank generally are appointed annually at a meeting of the respective Boards of Directors of the Company and the Bank in January to serve for one-year terms and until successors are chosen and qualified. In addition to Mr. Dumas and Mr. Hedges, whose information is included under “Proposal One – Election of Directors,” our other executive officers are:

Name	Information About Executive Officers

Shannon S. O’Donnell	Chief Risk Officer since April 2014 and Senior Vice President of Credit Administration since 2007; formerly Vice President of Credit Administration since 2001. Ms. O’Donnell is 53.

Robert L. Smith	Senior Vice President and Chief Lending Officer of the Bank since April 2014; Vice President (Commercial and Consumer Lending) of the Bank since 2001; Mr. Smith is 54.

W. James Walker, IV

Senior Vice President and Chief Financial Officer of the Company and the Bank since January 2023; formerly Senior Vice President and Chief Accounting Officer of the Company and the Bank since 2015. Mr. Walker is 53.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation of our named executive officers for the years ended 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus (1)	All Other Compensation (2)	Total

Robert W. Dumas (4)	2022	$358,944	$ 100,000	$ 60,866	$519,810
President and Chief Executive Officer of the Company and Chairman and Director of the Bank and the Company	2021	345,138	50,000	58,025	453,163

David A. Hedges (3) (4)	2022	237,392	75,000	19,196	331,589
Executive Vice President and Chief Financial Officer of the Bank and the Company	2021	223,955	30,000	16,873	270,828

Robert L. Smith (3)	2022	216,393	35,000	8,446	249,839
Senior Vice President and Chief Lending Officer of the Bank	2021	208,070	25,000	7,902	240,972

(1)	Represents cash incentive awards paid to the Company’s executive officers. Bonuses that were earned in 2021 and 2022 were paid in 2022 and 2023, respectively.

(2)	For 2022, includes compensation as described under “All Other Compensation” below.

(3)	Considered the two most highly compensated executive officers other than the principal executive officer at December 31, 2022.

(4)

Robert W. Dumas retired as President and CEO effective December 31, 2022 and David A. Hedges succeeded him in this role effective January 1, 2023. Mr. Dumas will continue to serve as Chairman of the Company and the Bank.

All Other Compensation

The following table provides information regarding each component of compensation included in the All Other Compensation column for 2022 of the Summary Compensation Table above.

Name	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Total Compensation as Director (1)	Total

Robert W. Dumas	$8,334	$10,482	$42,050	$60,866

David A. Hedges	7,230	9,466	2,500	19,196

Robert L. Smith.	630	7,816	—	8,446

(1)	Represents fees earned as an employee director of the Bank and Company, including cash bonuses paid to Robert W. Dumas for service as a director and Chairman.

2022 Grants of Plan-Based Awards

The Company did not grant any equity or non-equity incentive plan awards in 2022.

2022 Option Exercises and Stock Vested

There were no stock options exercised or stock awards vested in 2022.

Outstanding Equity Awards at December 31, 2022

There were no unexercised options, unvested stock, and equity incentive plan awards for named executive officers outstanding as of December 31, 2022.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not offer any pension or nonqualified deferred compensation benefits to its named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company does not have any severance or change in control agreements with any of its named executive officers.

STOCK OWNERSHIP BY CERTAIN PERSONS

The following table sets forth the number and the percentage of shares of the Company’s Common Stock that were beneficially owned, as of the Record Date, by (1) each of our directors and each of our executive officers, (2) all of our directors and executive officers as a group, and (3) each person known to us to beneficially own more than 5% of any class of our voting common stock. Other than as set forth below, no “persons” (as that term is defined by the SEC) are known by the Company to be the beneficial owners of more than 5% of the Common Stock, the Company’s only class of voting securities, as of the Record Date.

Name of Beneficial Owner (1)	Number of Shares (2)	Percent of Class
All Directors and Named Executive Officers:
C. Wayne Alderman	5,116	*
Terry W. Andrus (3)	4,045	*
J. Tutt Barrett	7,944	*
Laura J. Cooper	127	*
Robert W. Dumas	41,431	1.18%
William F. Ham, Jr. (4)	4,527	*
David E. Housel	6,345	*
Anne M. May	33,311	*
Edward Lee Spencer, III (5)	9,576	*
David A. Hedges	300	*
Shannon S. O’Donnell	1,206	*
Robert L. Smith	352	*
All Directors and Executive Officers as a Group (12 persons)	114,280	3.26%

Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:

E. L. Spencer, Jr. (6) (7) (8) P. O. Box 3288 Auburn, AL 36831	740,191	21.14%
Emil F. Wright, Jr. (9) (10) (11) 500 Brookwood Drive Auburn, AL 36830	392,484	11.21%

*	Less than 1%

(1)	Unless specified below, each director’s and named executive officer’s business address is c/o AuburnBank, 100 N. Gay Street, Auburn, Alabama 36830.

(2)

Information relating to beneficial ownership of Common Stock by the individuals named in the above table is based upon information furnished by the respective individuals using “beneficial ownership” concepts set forth in rules of the SEC under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, directors and named executive officers may be named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors and named executive officers possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.

(3)	Includes 3,292 shares held by Mr. Andrus that were pledged as collateral for a loan from the Bank.

(4)	Includes 300 shares held by Mr. Ham’s wife, as to which Mr. Ham may be deemed to have shared voting and investment power.

(5)

Includes 3,960 shares held by Spencer LLC, a company in which Mr. Edward Lee Spencer, III is a member, as to which Mr. Edward Lee Spencer, III may be deemed to have shared voting and investment power, and as to which Mr. Edward Lee Spencer, III disclaims beneficial ownership of 2,640 shares.

(6)	Includes 17,000 shares held by Mr. E.L. Spencer, Jr.’s wife, as to which Mr. E.L. Spencer, Jr. may be deemed to have shared voting and investment power.

(7)	Includes 7,878 shares held by the Edward L. Spencer, Jr. Foundation, a 501(c)(3) private foundation.

(8)	Includes 47,882 shares held by the E.L. Spencer, Jr. 2008 Revocable Trust.

(9)	Includes 58,978 shares held by Dr. Wright’s wife, as to which Dr. Wright may be deemed to have shared voting and investment power.

(10)	Includes 59,000 shares held by Ferrocene, LP whose general partners are Dr. Wright and his wife, and limited partners include Dr. and Mrs. Wright’s two children and their two grandchildren.

(11)	Includes 500 shares held by Comitas Foundation, Inc., a 501(c)(3) private foundation, whose executive officers are Dr. Wright and his wife.

The Company maintains an Insider Trading Policy which is reviewed and updated at least annually, and which was updated in 2023 to reflect amendments to SEC Rule 10b5-1 effective February 27, 2023. This Policy covers Company and Bank directors, officers, and employees as well as consultants or independent contractors whose business relationship with the Company provides access to “material nonpublic information” regarding the Company. No covered person may engage in transactions with respect to Company securities of a speculative nature at any time. Such persons are at all times prohibited from short-selling Company securities or engaging in transactions involving Company Derivative Securities. This prohibition includes trading in Company-based put options and other options contracts, including straddles, swaps, short sales and the like, excluding the exercise of options and other equity awards, if any, grated to covered persons by the Company as incentive compensation. Prior notice to and approval of the Company is required before entering into, modifying or terminating a Rule 10b5-1 plan or other qualified selling plan. Covered persons are responsible for determining that they are not in possession of, and do not have access to, material nonpublic information, and for verifying that the Company has not imposed any restrictions on their ability to engage in trades when taking action with respect to any trades or entering into, modifying and terminating any 10b5-1 or other qualified trading plan.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

Various Company and Bank directors, officers, and their affiliates, including corporations and firms where they are directors or officers or where they and/or their families have an ownership interest, are customers of the Company and the Bank. These persons, corporations, and firms have had transactions in the ordinary course of business with the Company and the Bank, including borrowings, all of which management believes were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Such transactions are subject to review and approval as and to the extent provided in our Audit Committee Charter. The Company and the Bank expect to have such transactions, under similar conditions, with their directors, officers, and affiliates in the future.

Federal Reserve Regulation O requires loans made to executive officers and directors to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures, that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Regulation O requires the Board of Directors to review any loan to a director or his or her related interests that has become criticized and whether such classification affects such director’s independence. In addition, the Audit Committee Charter provides that the Audit Committee will review and approve all related-party transactions. This includes a review of the Company’s compliance with applicable banking laws, including, without limitation, those banking laws and regulations concerning loans to insiders.

None of the directors or executive officers of the Company, owners of 5% or more of the Company’s outstanding stock, or their immediate family members, had a direct or indirect interest in any transaction involving the Company during 2022 or 2021, served as an executive officer of, or owns, or during 2022 or 2021 owned, of record or beneficially, greater than 10% equity interest in any business or professional entity that has made or received during 2022 or 2021, or proposes to make or receive during 2023, payments to or from the Company or the Bank for property or services in excess of the lesser of $120,000 or 1% of the Company’s average total assets at year-end for the last two completed fiscal years.

COMPLIANCE WITH SECTION 16(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

The Company is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Delinquent Section 16(a) Reports

Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company during and with respect to 2022, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to the Company’s and the Bank’s officers, directors and greater-than-10% beneficial owners were complied with during 2022.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, we have met and held discussions with management and the independent registered accountants. We have reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022, with management and the independent registered accountants. This review included discussions with the Company’s independent registered accountants of matters required to be discussed by PCAOB’s AS 1301, Communications with Audit Committees and the SEC.

The Company’s independent registered accountants have provided us the written disclosures and the letter required by PCAOB Professional Standards Rule 3526, Communication with Audit Committees Concerning Independence, and we discussed with the independent registered accountants that firm’s independence.

Based upon our discussions with management and the independent registered accountants and our review of the representations of management and the report of the independent registered accountants to the Audit Committee, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Terry W. Andrus
C. Wayne Alderman
J. Tutt Barrett
William F. Ham, Jr.
David E. Housel

PROPOSAL THREE: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of the Company has approved the appointment of Elliott Davis, LLC to serve as the Company’s independent registered public accounting firm for the Company for the year ending December 31, 2023. The Audit Committee considered the background, expertise and experience of the audit team assigned to the Company and various other relevant matters, including the proposed fees for audit services. A representative of Elliott Davis will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm, and will also be available to respond to appropriate questions from shareholders. If the shareholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee would reconsider the appointment.

Independent Public Accountants

The fees billed by the Company’s independent registered public accounting firm relating to the 2022 and 2021 fiscal years were as follows:

	2022	2021

Audit Fees (1) (2)	$ 202,500	$ 147,000
Audit-Related Fees (3)	13,750	8,000
Tax Fees	—	—
All Other Fees	—	—

Total	$ 216,250	$ 155,000

(1)

Includes the aggregate fees billed by Elliott Davis for professional services rendered for the audit of the Company’s annual financial statements, review of unaudited financial statements included in the Company’s Forms 10-Q filed during fiscal years 2022 and 2021 and services normally provided for statutory and regulatory filings or engagements for the fiscal years 2022 and 2021.

(2)

The 2022 amount includes fees billed by Elliott Davis for professional services rendered, as the independent public accountant who audits the institution’s financial statements, to examine, attest to, and report separately on the assertion of management concerning the effectiveness of the institution’s internal control structure and procedures for financial reporting as required by FDIC regulations applicable to FDIC-insured institutions with more than $1 billion in total assets at the beginning of the fiscal year. These requirements were not applicable to the Company before 2022.

(3)

Includes the aggregate fees billed by Elliott Davis for professional services rendered for certain agreed upon procedures and other audit and attestation reports related to compliance matters during fiscal years 2022 and 2021.

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by Elliott Davis for the fiscal year ended December 31, 2022. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company’s financial statements are compatible with the independence of Elliott Davis as the Company’s independent registered accountants.

Audit Committee Pre-Approval Policy

Under the Audit Committee’s Charter and its pre-approval policy, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit related and non-audit services to be provided by the independent public accountants. Unless a service to be provided by the independent public accountants has received approval under the pre-approval policy, it will require specific approval by the Audit Committee. The pre-approval policy is detailed as to the particular services to be provided, and the Audit Committee is to be informed about each service provided. The approval of non-audit services may be performed by the Chairman of the Committee and reported to the full Audit Committee at its next meeting, but may not be performed by the Company’s management. The term of any pre-approval is 12 months, unless the Audit Committee specifically provides for a different period.

The Audit Committee will approve the annual audit engagement terms and fees prior to the commencement of any audit work other than that necessary for the independent public accountant to prepare the proposed audit approach, scope and fee estimates. In addition to the annual audit work, the independent public accountants may perform certain other audit related or non-audit services that are pre-approved by the Audit Committee and are not prohibited by regulatory or other professional requirements. Engagements for the annual audit and recurring tax return preparation engagements shall be reviewed and approved annually by the Audit Committee based on the agreed upon engagement terms, conditions and fees. The nature and dollar value of services provided under these engagements shall be reviewed by the Audit Committee to approve changes in terms, conditions and fees resulting from changes in audit scope, Company structure, exchange rates or other items, if any.

In the event audit-related or non-audit services that are pre-approved under the pre-approval policy have an estimated cost in excess of certain dollar thresholds, these services will require specific approval by the Audit Committee or by the Chairman of the Audit Committee. Any proposed engagement must be approved in advance by the Audit Committee or by the Chairman of the Audit Committee applying the principles set forth in the pre-approval policy, prior to the commencement of the engagement. In determining the approval of services by the independent public accountants, the Audit Committee evaluates each service to determine whether the performance of such service would: (a) impair the public accountant’s independence; (b) create a mutual or conflicting interest between the public accountant and the Company; (c) place the public accountant in the position of auditing his or her own work; (d) result in the public accountant acting as management or an employee of the Company; or (e) place the public accountant in a position of being an advocate for the Company. In no event are monetary limits the only basis for the pre-approval of services.

All of the services provided by Elliott Davis during 2022 and described above under the caption “Audit Fees” and “Audit-Related Fees” were pre-approved by the Company’s Audit Committee pursuant to SEC Regulation S-X, Rule 2-01(c)(7)(i).

The Board recommends you vote “FOR” the approval of this Resolution related to the ratification of the appointment of Elliott Davis as the independent registered public accounting firm for the fiscal year ending December 31, 2023.

AVAILABILITY OF ANNUAL REPORT

Copies of the Company’s 2022 Annual Report to Shareholders can also be found by clicking the heading “About Us” on the Company’s website, www.auburnbank.com, and then clicking on “Investor Relations.” Upon the written request of any person whose Proxy is solicited by this Proxy Statement, the Company will furnish to such person without charge (other than for exhibits) a copy of the Annual Report, including financial statements and schedules thereto, as filed with the SEC. Such requests should be directed to Luellen Bishop, Shareholder Relations, Auburn National Bancorporation, Inc., P.O. Box 3110, Auburn, Alabama, 36831-3110.

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Proposals of shareholders intended to be presented at the Company’s 2024 Annual Meeting of Shareholders must be received by the Company on or before November 30, 2023 and must comply with the requirements of SEC Rule 14a-8, in order to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. If notice of a proposal is not received by the Company in accordance with the dates specified pursuant to SEC Rule 14a-8, then the proposal will be deemed untimely and we will have the right to exclude the proposal from consideration at the 2024 Annual Meeting and/or to exercise discretionary voting authority and vote proxies returned to us with respect to such proposal or director nomination.

If a shareholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the Company’s 2024 Annual Meeting of Shareholders, the Company’s Bylaws require that the shareholder notify the Company of such proposal in writing no later than November 30, 2023, or 120 calendar days in advance of the date (with respect to the Company’s 2024 Annual Meeting of Shareholders) that the Company’s proxy statement was released to its shareholders in connection with the Meeting. The shareholder must also comply with the requirements of Article III, Section 16 of the Company’s Bylaws with respect to shareholder proposals.

OTHER MATTERS

The Company knows of no other matters to be brought before the Meeting. However, if any other proper matter is presented, the persons named in the enclosed form of Proxy intend to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors

/s/ Robert W. Dumas
Robert W. Dumas
Chairman of the Board

March 29, 2023

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 A.M., Central Time, on May 9, 2023.

Online
Go to www.investorvote.com/AUBN or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3.

1. Election of Directors:

01 - C. Wayne Alderman	02 - Terry W. Andrus	03 - J. Tutt Barrett	04 - Laura J. Cooper
05 - Robert W. Dumas	06 - William F. Ham, Jr.	07 - David A. Hedges	08 - David E. Housel
09 - Anne M. May	10 - Edward Lee Spencer, III

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09	10
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve the compensation of the Company’s named executive officers.	☐	☐	☐	3. To ratify the appointment of Elliott Davis, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.	☐	☐	☐

4. The Proxies are authorized to vote upon such other business as may properly come before the Meeting, or any adjournments of the majority of the Company’s Board of Directors.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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1 U P X

                                         03RZXB

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▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY — AUBURN NATIONAL BANCORPORATION, INC.

2023 ANNUAL MEETING OF SHAREHOLDERS MAY 9, 2023

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Auburn National Bancorporation, Inc., Auburn, Alabama (the “Company”), hereby revoking any proxy heretofore given, does hereby nominate, constitute, and appoint Robert W. Dumas, and Terry W. Andrus or either one of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for the undersigned and in the undersigned’s name, place, and stead, to vote all of the shares of common stock of the Company standing in the undersigned’s name, on its books on March 20, 2023, and that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the AuburnBank Center, 100 North Gay Street, Auburn, Alabama at 3:00 p.m. local time, on Tuesday, May 9, 2023, and at any adjournments thereof (the “Meeting”), with all the powers the undersigned would possess if personally present as follows:

The proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of all the nominees listed in Proposal 1, FOR approval of the compensation of the Company’s named executive officers and FOR the ratification of the appointment of Elliott Davis, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. The Proxies are authorized to vote upon such other business as may properly come before the Meeting, or any adjournments in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned shareholder may revoke this proxy at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Company’s Secretary, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) by appearing at the Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 9, 2023 FOR AUBURN NATIONAL BANCORPORATION, INC. THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.AUBNPROXY.COM. *PROXY STATEMENT *ANNUAL REPORT

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO VOTE ONLINE AT INVESTORVOTE.COM/AUBN.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐